                                                                    EXHIBIT 99.1

W. R. Berkley Corporation
165 Mason Street, P.O. Box 2518
Greenwich, Connecticut 06836-2518
(203) 629-3000

                                                                            NEWS
                                                                         RELEASE

FOR IMMEDIATE RELEASE                     CONTACT: Eugene G. Ballard
                                                   Senior Vice President-
                                                   Chief Financial
                                                   Officer and Treasurer
                                                   203-629-3000

                 W. R. BERKLEY CORPORATION ANNOUNCES RESULTS OF
                 OPERATIONS FOR THE FOURTH QUARTER AND FULL YEAR

     Greenwich, CT, February 5, 2001 -- W.R. Berkley Corporation (NASDAQ: BKLY) today reported revenues for the fourth quarter ended December 31, 2000 increased 14 percent to $480 million from $422 million for the same period in 1999.

     Revenues for the year increased six percent to $1,781 million from $1,674 million in 1999.

     Operating income for the fourth quarter was $14 million, or 53 cents per diluted share, compared with an operating loss of $38 million, or $1.50 per diluted share, for the fourth quarter of 1999. Operating income for the year was $32 million, or $1.23 per diluted share, compared with an operating loss of $23 million, or 91 cents per diluted share, for 1999. In the 1999 fourth quarter, the Company established additional loss reserves for the regional insurance group of approximately $55 million (before tax). There was no comparable reserve adjustment in 2000.

     Net income for the fourth quarter was $18 million, or 68 cents per diluted share, compared with a net loss of $41 million, or $1.59 per diluted share, for the 1999 period. Net income for the year was



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W.R. Berkley Corporation                                                      2
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$36 million, or $1.39 per diluted share, compared with a net loss of $37 million, or $1.43 per diluted share, for 1999. Net income includes realized investment gains and losses, restructuring charges, extraordinary items and changes in accounting principles, which are not part of operating income.

     Commenting on the Company's results, William R. Berkley, chairman and chief executive officer, said: "We are very pleased with our fourth quarter results and believe they reflect a clear sign of the improving environment and the actions we have taken to date. Our annualized return approached double digits in the fourth quarter, while for the year our reserves increased at a greater rate than the increase in our premium volume. We continue to implement further substantial price increases, in addition to those previously put in place.

     "Book value increased by approximately 15 percent for the year. We anticipate improved returns for 2001 and are enthusiastic about prospects for 2002. We expect that pricing will continue to tighten in commercial lines for the next several years."

     W.R. Berkley Corporation will webcast its fourth quarter earnings call on Tuesday, February 6, 2001 at 10:00am eastern time through the Investor Broadcasting Network Vcall website. Those who want to hear the conference call should go to www.vcall.com fifteen minutes prior to the start of the call to register, download and install any necessary audio software.



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W.R. Berkley Corporation                                                      3
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     W.R. Berkley Corporation is a holding company which, through its subsidiaries, operates in broad segments of the property casualty insurance business. The operating units are grouped for management purposes into five segments according to market served: Regional Property Casualty Insurance, Reinsurance, Specialty Insurance, Alternative Markets and International.

This is a "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including those related to the Company's performance for the year 2001 and beyond, are based upon the Company's historical performance and on current plans, estimates and expectations. They are subject to various risks and uncertainties, including but not limited to, the cyclical nature of the property casualty industry, the long-term and potentially volatile nature of the reinsurance business, the impact of competition, product demand and pricing, claims development and the process of estimating reserves, the level of the Company's retention, catastrophe and storm losses, legislative and regulatory developments, changes in the ratings assigned to the Company by rating agencies, investment results, availability of reinsurance and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission. These risks could cause the Company's actual results for the year 2001 and beyond to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

                       (See accompanying financial tables)



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W.R. Berkley Corporation                                                      4
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
                                                       For the Three Months           For Year Ended
                                                        Ended December 31,             December 31,
                                                       --------------------        --------------------
                                                         2000          1999        2000            1999
                                                         ----          ----        ----            ----
                                                       (Amounts in thousands except per share data)
Revenues:
  Net premiums written                                 $ 394,318  $ 342,067        $1,506,244  $1,427,719
  Change in unearned premiums                              5,013     20,425           (15,230)    (13,335)
                                                         -------    -------         ---------   ---------
    Premiums earned                                      399,331    362,492         1,491,014   1,414,384
  Net investment income                                   57,423     45,051           210,448     190,316
  Management fees and commissions                         16,514     16,997            68,049      72,344
  Realized gains (losses) on investments                   6,479     (3,660)            8,364      (6,064)
  Other income                                               326      1,002             3,412       2,688
                                                         -------   --------          --------   ---------
    Total revenues                                       480,073    421,882         1,781,287   1,673,668
Operating costs and expenses:
  Losses and loss expenses                               290,815    320,910         1,094,411   1,085,826
  Other operating costs and expenses                     152,173    156,634           596,579     604,784
  Interest expense                                        11,642     12,733            47,596      50,801
  Restructuring charge                                        --         --             1,850      11,505
                                                         -------   --------         ---------   ---------
    Income (loss) before income taxes
     And minority interest                                25,443    (68,395)           40,851     (79,248)

Federal income tax (expense) benefit                      (6,536)    27,998            (2,451)     45,766
                                                         -------   --------         ---------   ---------

      Income (loss) before minority
        Interest                                          18,907    (40,397)           38,400     (33,482)

    Minority interest                                       (743)      (391)           (2,162)       (566)
                                                         --------   --------        ---------   ---------
  Net income (loss) before preferred
    Dividends                                             18,164    (40,788)           36,238     (34,048)

Preferred dividends                                           --         --                --        (497)
                                                         -------    -------         ---------   ---------
  Net income (loss) attributable to
     Common stockholders before change
     In accounting and extraordinary
     Loss                                                 18,164    (40,788)           36,238     (34,545)
Cumulative effect of change in
     Accounting principle (net of taxes)                      --         --                --      (3,250)
Extraordinary gain on early
   Extinguishment of long-term debt
   (net of taxes)                                             --         --                --         735
                                                         -------    -------         ---------   ---------

  Net income (loss) attributable to
    Common stockholders                                 $ 18,164   $(40,788)        $  36,238   $ (37,060)
                                                         =======    =======         =========    ========

Earnings (loss) per share:
    Basic                                               $   0.71   $  (1.59)        $    1.41   $   (1.44)
                                                         =======    ========        =========    ========
    Diluted                                             $   0.68   $  (1.59)        $    1.39   $   (1.43)
                                                         =======    ========        =========    ========
Average shares outstanding:
    Basic                                                 25,536     25,616            25,632      25,823
                                                        ========    ========        =========    ========
    Diluted                                               26,539     25,689            25,991      25,927
                                                        ========    ========        =========    ========


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W.R. Berkley Corporation                                                      5
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
                            ADDENDUM #1 TO PRESS RELEASE DATED February 5, 2001
                            Operating Statistics by Insurance Industry Segment
                            --------------------------------------------------
                                          (Amounts in thousands)
                                          ----------------------
                                                       For the Three Months         For the Year Ended
                                                        Ended December 31,             December 31,
                                                       --------------------        --------------------
                                                         2000          1999        2000            1999
                                                         ----          ----        ----            ----
Regional Insurance:
  Net premiums written                                 $ 155,945  $ 157,500         $ 640,843   $ 649,849
  Total revenues                                         183,212    182,149           718,489     702,129
  Pre-tax operating income (loss) (1)                      1,949    (62,879)           (2,031)    (89,431)
  Loss ratio                                                74.5%     108.2%             75.1%       84.7%
  Expense ratio                                             32.0%      36.6%             33.5%       36.1%
  Policyholders' dividend ratio                              1.2%        .4%               .8%         .7%
  Combined ratio (2)                                       107.7%     145.2%            109.4%      121.5%

Reinsurance:
  Net premiums written                                   $76,035   $ 77,224         $ 276,640   $ 309,181
  Total revenues                                          96,767     84,720           349,164     341,940
  Pre-tax operating income (1)                             9,489      1,530            28,987      17,116
  Loss ratio                                                74.1%      77.5%             73.2%       76.0%
  Expense ratio                                             30.3%      34.8%             32.5%       33.2%
  Combined ratio (2)                                       104.4%     112.3%            105.7%      109.2%

Specialty Insurance:
  Net premiums written                                   $77,595    $60,474         $ 285,525   $ 260,380
  Total revenues                                          86,788     74,761           324,859     309,068
  Pre-tax operating income (1)                            13,302      6,046            30,993      42,677
  Loss ratio                                                69.2%      63.1%             73.1%       66.0%
  Expense ratio                                             28.1%      35.5%             32.0%       32.9%
  Policyholders' dividend ratio                               .1%        .1%               .1%         .2%
  Combined ratio (2)                                        97.4%      98.7%            105.2%       99.1%

Alternative Markets:
  Net premiums written                                   $48,319    $21,061         $ 184,255    $122,137
  Total revenues                                          78,597     53,966           269,025     222,276
  Pre-tax operating income (1)                             7,986      5,940            31,221      30,133
  Loss ratio                                                69.8%      72.1%             71.2%       67.4%
  Expense ratio                                             37.8%      46.6%             36.2%       37.3%
  Combined ratio (2)                                       107.6%     118.7%            107.4%      104.7%

International (3):
  Net premiums written                                   $36,424   $ 25,808         $ 118,981     $86,172
  Total revenues                                          33,915     25,322           118,234      93,878
  Pre-tax operating income (1)                             3,083      1,947             6,591       4,200
  Loss ratio                                                61.1%      52.6%             60.5%       53.3%
  Expense ratio                                             32.1%      42.3%             36.6%       46.4%
  Combined ratio (2)                                        93.2%      94.9%             97.1%       99.7%

Combined:
  Net premiums written                                  $394,318   $342,067       $ 1,506,244  $1,427,719
  Total revenues                                         479,279    420,918         1,779,771   1,669,291
  Pre-tax operating income (loss)(1)                      35,809    (47,416)           95,761       4,695
  Loss ratio                                                72.1%      88.2%             73.1%       76.5%
  Expense ratio                                             31.6%      36.9%             33.5%       35.4%
  Policyholders' dividend ratio                               .5%        .2%               .4%         .3%
  Combined ratio (2)                                       104.2%     125.3%            107.0%      112.2%

(1)  Pre-tax operating income (loss) represents earnings before the effects of realized investment gains and losses, restructuring charges, extraordinary items and changes in accounting principles.
(2)  Ratios are based on statutory accounting practices.
(3)  International includes life insurance premiums of $33.2 million and $24.5 million for the years ended
     December 31, 2000 and 1999, respectively. Life insurance results are not included in the statutory ratios.


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W.R. Berkley Corporation                                                      6
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
                            ADDENDUM #2 TO PRESS RELEASE DATED February 5, 2001
                                         Supplementary Information
                                         -------------------------
                               (Amounts in thousands except per share data)
                               --------------------------------------------

                                                       For the Three Months           For Year Ended
                                                        Ended December 31,             December 31,
                                                       --------------------        --------------------
                                                         2000          1999        2000            1999
                                                         ----          ----        ----            ----
After-tax earnings amounts:
--------------------------
Operating income (loss)(1)                              $ 13,953  $ (38,409)       $   32,005   $ (23,309)
Restructuring charge (net of
 minority interest)                                           --         --            (1,203)     (7,294)
Extraordinary gain                                            --         --                --         735
Cumulative effect of change in
 Accounting principle                                         --         --                --      (3,250)
Realized investment gains (losses)                         4,211     (2,379)            5,436      (3,942)
                                                         -------   --------         ---------    --------
   Net income (loss)                                    $ 18,164  $ (40,788)       $   36,238   $ (37,060)
                                                         =======   ========         =========    ========

After-tax diluted earnings per share:
------------------------------------
Operating income (loss)(1)                              $   0.53  $   (1.50)       $     1.23   $    (.91)
Restructuring charge (net of
 minority interest)                                           --         --             (0.05)       (.28)
Extraordinary gain                                            --         --                --         .03
Cumulative effect of change in
 Accounting principle                                         --         --                --        (.12)
Realized investment gains (losses)                          0.15       (.09)             0.21        (.15)
                                                         -------    -------         ---------    --------
    Net income (loss)                                   $   0.68   $  (1.59)       $     1.39   $   (1.43)
                                                         =======    =======         =========    ========
Cash flow (used in) from operations
    before increases in trading account
    securities                                          $ (3,095)  $ 27,571        $   76,334   $  82,047
                                                         =======    =======         =========    ========

                                                       December 31,        December 31,
                                                           2000                1999
                                                       -------------       ------------
Balance sheet information:
-------------------------
Total investments (2)                                  $ 3,111,602         $2,975,929
Total assets                                             5,022,070          4,784,791
Reserves for losses and loss expenses                    2,533,917          2,361,238
Long-term debt                                             370,158            394,792
Capital Trust Securities                                   198,169            198,126
Common stockholders' equity                                680,896            591,778
Common shares outstanding                                   25,656             25,617
Common stockholders' equity per share (3)                   26.54               23.10

(1)  Operating income includes after-tax catastrophe losses of $3.6 million, or 13 cents per diluted share, for the fourth quarter of 2000 compared with $3.5 million, or 14 cents per diluted share, for the fourth quarter of 1999 and $31.9 million, or $1.23 per diluted share, for 2000 compared with
     $39.1 million, or $1.50 per diluted share, for 1999.
(2)  Investments include trading account receivable from broker and clearing organizations and trading securities sold but not yet purchased.
(3)  The calculation of common stockholders' equity per share includes after-tax unrealized investment gains of $19.4 million as of December 31,2000 and unrealized investment losses of $44.5 million as of
     December 31, 1999.